UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 27, 2010, Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) entered into an amendment (the “Amendment”) to the Research and License Agreement dated February 5, 2009 (the “Research Agreement”) between the Company and Trevena, Inc. (“Trevena”). Pursuant to the terms of the Research Agreement, Ligand agreed to screen biological target receptors selected by Trevena (“Targets”) against Ligand’s library of compounds to identify potential active compounds for the development of novel therapeutics.

Pursuant to the terms of the Amendment, the term under the Research Agreement now expires upon the later of January 30, 2011 or the completion of the screening of all Targets selected by August 5, 2010, and either party may now terminate the research collaboration without cause upon prior written notice to the other party. The Amendment also amends the provisions of the Research Agreement related to the timing and number of targets to be made available by Trevena to Ligand during the research term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment Number One to Research and License Agreement, dated April 27, 2010, between Ligand Pharmaceuticals Incorporated and Trevena, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 3, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

Exhibit No.	Description
10.1	Amendment Number One to Research and License Agreement, dated April 27, 2010, between Ligand Pharmaceuticals Incorporated and Trevena, Inc.